                                                                    EXHIBIT 10.2

                              CORILLIAN CORPORATION

                               SEVERANCE AGREEMENT

This Severance Agreement (the "Agreement") is made and entered into by and between __________________ (the "Employee") and Corillian Corporation (the "Company"), effective as of the latest date set forth by the signatures of the parties hereto below.

                                 R E C I T A L S

         A. Because of Employee's significant role in the Company's business, the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to establish clear terms for the termination of Employee's employment with the Company.

         B. In addition, it is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control as a means of enhancing shareholder value. The Committee recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Committee has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

         C. The Committee believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment, including as a result of a Change of Control.

         D. Certain capitalized terms used in the Agreement but not defined when first used are defined in Section 6 below.

NOW, THEREFORE, the parties hereto agree as follows:

1. TERM OF AGREEMENT. This Agreement shall terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.

2. AT-WILL EMPLOYMENT. The Company and the Employee acknowledge that, unless there is a written employment agreement between the Company and the Employee, which this Agreement is acknowledged by the Employee not to be, the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation except for those

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payments that may be set forth herein or that may be available pursuant to other written agreements with the Company.

3.       SEVERANCE BENEFITS.

         (a) Termination Not in Connection with a Change of Control. If the Employee's employment terminates as a result of Involuntary Termination (as defined below) other than for Cause at any time more than 90 days preceding a Change of Control or announcement of a Change of Control, whichever occurs earlier, then, subject to Section 5, the Employee shall be entitled to receive the following severance benefits:

                  (1) Severance Payment. After the condition set forth in
         Section 3(e) is satisfied, a cash payment in an amount equal to the Severance Payment;

                  (2) Timing of Severance Payments. Any severance payment to which the Employee is entitled under Section 3(a)(1) shall be paid by the Company to the Employee (or to the Employee's successor in interest, pursuant to Section 7(b)) in accordance with the Company's customary payroll schedule over the Severance Period after the condition set forth in Section 3(e) has been satisfied.

         (b) Termination in Connection with a Change of Control. If the Employee's employment terminates as a result of Involuntary Termination (as defined below) other than for Cause (i) within 90 days preceding a Change of Control or announcement of a Change of Control, whichever occurs earlier, or (ii) within twelve (12) months following a Change of Control or the announcement of a Change of Control, whichever comes later, then, subject to Section 5, the Employee shall be entitled to receive the following severance benefits:

                  (1) Severance Payment. After the condition set forth in
         Section 3(e) is satisfied, a cash payment in an amount equal to the Severance Payment;

                  (2) Timing of Severance Payments. Any severance payment to which the Employee is entitled under Section 3(b)(1) shall be paid by the Company to the Employee (or to the Employee's successor in interest, pursuant to Section 7(b)) in accordance with the Company's customary payroll schedule over the Severance Period after the condition set forth in Section 3(e) has been satisfied.

         (c) Voluntary Resignation; Termination for Cause. If the Employee's employment terminates by reason of the Employee's voluntary resignation (and is not an Involuntary Termination), or if the Employee is terminated for Cause, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing option and benefits plans and practices or pursuant to other written agreements with the Company.

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         (d) Disability; Death. If the Company terminates the Employee's employment as a result of the Employee's Disability, or the Employee's employment is terminated due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other agreements with the Company.

         (e) Release. As a condition to the entitlement to and receipt of any payments under this Agreement, after termination, but at least eight days before any payments are due, Participant must execute and deliver the Release attached hereto as Exhibit A. To receive payments under this Agreement, the Release must not have been rescinded or revoked as permitted thereby.

4. ATTORNEY FEES, COSTS AND EXPENSES. If any party files an action in any court or other forum or commences an arbitration to enforce compliance with any term of this Agreement or to allege a breach thereof, the party prevailing in that action shall be entitled to recover all attorney's fees, costs and any necessary disbursements incurred therein, including, without limitation, expert witness fees, deposition costs, court clerk fees, service fees, and printing costs, in addition to any other relief to which the party may be entitled at arbitration, trial or upon appeal.

5.       LIMITATION ON PAYMENTS.

         (a) If severance and other benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section 5, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's severance benefits under Section 3(a)(1) shall be either

                  (1) delivered in full, or

                  (2) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under
         Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Any taxes due under Section 4999 shall be the responsibility of the Employee.

         (b) If a reduction in the payments and benefits that would otherwise be paid or provided to the Employee under the terms of this Agreement is necessary to comply with the provisions of Section 5(a), the Employee shall be entitled to select which payments or benefits will be reduced and the manner and method of any such reduction of such payments or benefits subject to reasonable limitations (including,

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         for example, express provisions under the Company's benefit plans) (so long as the requirements of Section 5(a) are met). Within thirty (30) days after the amount of any required reduction in payments and benefits is finally determined in accordance with the provisions of
         Section 5(c), the Employee shall notify the Company in writing regarding which payments or benefits are to be reduced. If no notification is given by the Employee, the Company will determine which amounts to reduce. If, as a result of any reduction required by Section 5(a), amounts previously paid to the Employee exceed the amount to which the Employee is entitled, the Employee will promptly return the excess amount to the Company.

         (c) Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 5 shall be made in writing by the Company's Accountants immediately prior to Change of Control, whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section 5, the Accountants may, after taking into account the information provided by the Employee, make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5.

         (d) Any amounts received by Employee as cash compensation for employment or services rendered for any third party during the Severance Period will be offset against amounts payable by the Company under this Agreement.

6. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings:

         (a) "ANNUAL COMPENSATION" means an amount equal to the greater of (i) the Employee's Company base salary for the twelve (12) months preceding the Change of Control or (ii) the Employee's Company base salary on an annualized basis.

         (b) "CAUSE" means (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Employee,
         (ii) the conviction of a felony, (iii) a willful act by the Employee that constitutes gross misconduct and that is injurious to the Company, or (iv) for a period of not less than thirty (30) days following delivery to the Employee of a written demand for performance from the Company that describes the basis for the Company's belief that the Employee has not substantially performed his duties, continued violations by the Employee of the Employee's obligations to the Company that are demonstrably willful and deliberate on the Employee's part. Any dismissal for cause in accordance with Subsection (iv)

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         of this Section 6(b) must be approved by the Company's Board of
         Directors prior to the dismissal date.

         (c) "CHANGE OF CONTROL" means the occurrence of any of the following events:

                  (1) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

                  (2) A change in the composition of the Board occurring within a twelve-month period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

                  (3) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or such surviving entity's parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or such surviving entity's parent outstanding immediately after such merger or consolidation;

                  (4) The consummation of the sale or disposition by the Company of all or seventy-five percent (75%) or more of the Company's assets.

         (d) "DISABILITY" shall mean that the Employee has been unable to perform his or her Company duties as the result of incapacity due to physical or mental illness, and such inability, at least twenty-six
         (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his or her duties hereunder before the termination of employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

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         (e) "INVOLUNTARY TERMINATION" shall mean (i) without the Employee's express written consent, the significant reduction of the Employee's duties, authority or responsibilities, relative to the Employee's duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to the Employee of such significantly reduced duties, authority or responsibilities; (ii) without the Employee's express written consent, a substantial reduction of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) without the Employee's express written consent, a reduction by the Company of at least five percent (5%) in the base salary or target bonus of the Employee as in effect immediately prior to such reduction, disregarding for purposes of such calculation any across-the-board changes that affect substantially all employees of the Company; (iv) without the Employee's express written consent, a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the Employee was entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced, disregarding for purposes of such calculation any across-the-board changes that affect substantially all employees of the Company; (v) without the Employee's express written consent, the relocation of the Employee to a facility or a location more than fifty
         (50) miles from the Employee's then present location, without the Employee's express written consent; (vi) any purported termination of the Employee by the Company that is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; (vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 7(a) below; or (viii) any act or set of facts or circumstances that would constitute a constructive termination of the Employee under Oregon law.

         (f) "SEVERANCE PAYMENT" means the Employee's Annual Compensation for the Severance Period.

         (g) "SEVERANCE PERIOD" means (i) six (6) months if Section 3(a) is applicable and (ii) twelve (12) months if Section 3(b) is applicable.

         (h) "TERMINATION DATE" shall mean (i) if this Agreement is terminated by the Company for Disability, thirty (30) days after notice of termination is given to the Employee (provided that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such thirty (30)-day period), (ii) if the Employee's employment is terminated by the Company for any other reason, the date on which a notice of termination is given, provided that if within thirty (30) days after the Company gives the Employee notice of termination, the Employee notifies the Company that a dispute exists concerning the termination or the benefits due pursuant to this Agreement, then the Termination Date shall be the date on which such dispute is finally determined, either by mutual written agreement of the parties, or a by final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or (iii) if the Agreement is terminated by the Employee, the date on which the Employee delivers the notice of termination to the Company.

7.       SUCCESSORS.

         (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 7(a) or which becomes bound by the terms of this Agreement by operation of law.

         (b) Employee's Successors. The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

8.       NOTICE.

         (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         (b) Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 8(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than thirty (30) days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

9.       MISCELLANEOUS PROVISIONS.

         (a) Authority of Company. The Company has the authority in its sole discretion to interpret the terms of the Agreement, decide questions of eligibility or benefits under the Agreement, and make any related findings of fact. All decisions will be final and binding to the fullest extent permitted by law.

         (b) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement.

         (c) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         (d) Whole Agreement. This Agreement and any outstanding stock option agreements represent the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements and understandings regarding the same subject matter, including, without limitation, the Change of Control Severance Agreement between the parties. Other than the agreements described in the preceding sentence, no agreements, representations or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

         (e) Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Oregon without regard to principles of conflicts of laws.

         (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         (g) Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

         (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

                                       "Company"

                                       CORILLIAN CORPORATION

                                       By: _____________________________________
                                       Title: __________________________________
                                       Name: ___________________________________

                                       "Employee"

                                       _________________________________________
                                       Print Name: _____________________________

                                    EXHIBIT A
                                RELEASE AGREEMENT

This Release Agreement (this "Agreement") is entered into this ___ day of _________, 20__, by and between Corillian Corporation, an Oregon corporation, and its subsidiaries and divisions (the "Company"), and ________________ ("Employee").

                                    RECITALS

A. The Company and the Employee are parties to a Severance Agreement, dated as of _______________, 20__ (the "Severance Agreement").

B. Under the terms of the Severance Agreement, Employee agreed to enter into this Agreement.

NOW, THEREFORE, for in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1. SEVERANCE; RELEASE. In consideration of the payments to be made to Employee under the Severance Agreement, Employee, on Employee's own behalf and on behalf of Employee's descendants, dependents, heirs, executors, successors, assigns and administrators hereby (1) covenants not to sue, (2) fully releases and discharges, and (3) agrees to indemnify and hold harmless the Company and each of its related companies or entities, and each of its predecessors, successors, assigns, officers, directors, shareholders, representatives, attorneys, employees and agents, past and present, with respect to and from and against any and all claims, demands, obligations, causes of action, debts, expenses, damages, judgments, orders and liabilities of whatever kind or nature, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, matured or unmatured, and whether or not concealed or hidden (collectively, the "Claims"), which Employee now owns or holds or has at any time heretofore owned or held or had, or may at any time own or hold or have, against the Company, including without limiting the generality of the foregoing, any Claims arising out of or in any way connected with any transactions, occurrences, acts or omissions regarding or relating to Employee's employment with the Company or any of its affiliates, or the termination of Employee's employment, including without limitation any claims arising from any alleged violation by the Company of any federal, state or local statutes, ordinances or common laws, including, but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 and/or the Civil Rights Act of 1991, the Americans with Disabilities Act, and the Family and Medical Leave Act of 1993, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability.

2. ADEA WAIVER. Employee expressly acknowledges and agrees that, by entering into this Agreement, Employee is waiving any and all rights or claims that Employee may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. Employee further expressly acknowledges and agrees to the following:

2.1. CONSIDERATION. In return for this Agreement, Employee will receive consideration beyond that which Employee was already entitled to receive before entering into this Agreement.

2.2. COUNSEL. Employee was orally advised by Company and was advised in writing to consult with an attorney before signing this Agreement.

2.3. REVOCATION. Employee was informed that Employee has seven (7) days following the date of execution of this Agreement in which to revoke this Agreement.

3. WAIVER OF KNOWN AND UNKNOWN CLAIMS. In executing this Agreement, Employee intends to bar each and every claim, demand and cause of action specified above; in furtherance of this intention Employee hereby expressly waives any and all rights and benefits conferred upon Employee by any statutory provision and expressly agrees that this Agreement will be given full force and effect according to each and all of its express terms and provisions. This Agreement extends to unknown and unsuspected claims, demands and causes of action, if any, as well as to those relating to any other claims, demands and causes of action hereinabove specified. Employee makes this waiver with full knowledge of Employee's rights, after adequate opportunity to consult with legal counsel.

Employee acknowledges that Employee may hereafter discover claims or facts in addition to or different from those which Employee now knows or believes to exist with respect to the subject matter of this Agreement, and which, if known or suspected at the time of executing this Agreement may have materially affected this settlement. Nevertheless, Employee hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Employee hereby understands and acknowledges the significance and consequence of such release and waiver.

This Agreement constitutes a full release in accordance with its terms. Participant knowingly and voluntarily waives the provisions of any statute, law, or rule that would limit the effect of this Agreement, and acknowledges and agrees that this waiver is an essential and material term of this Agreement, and without such waiver the severance payments to Participant would not have been paid.

4. INDEMNIFICATION. Employee warrants and represents that Employee has not previously assigned or transferred to any person not a party to this Agreement, any released matter or any part or portion thereof and Employee will defend, indemnify and hold harmless the Company from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

5.       GENERAL PROVISIONS.

5.1. DISCLAIMER OF LIABILITY. While this Agreement resolves all issues between the parties, as well as any future effects and consequences of any acts or omissions, it does not constitute an admission by any of the parties of any liability or wrongdoing. Nothing in this Agreement or any related document will be construed or admissible in any proceeding as evidence of liability or wrongdoing by the Company or Employee.

5.2. ADDITIONAL DOCUMENTATION AND COOPERATION WITH FURTHER PROCEEDINGS. From time to time and without charge or other consideration, the parties will execute such additional documentation, take any actions and cooperate in further proceedings in connection with carrying out and effectuating the intent and purpose of this Agreement and all transactions and things contemplated by this Agreement.

5.3. ASSIGNMENT. This Agreement is a personal contract, and the rights, interests and obligations of Employee under this Agreement may not be sold, transferred, assigned, pledged or hypothecated, except that this Agreement may be assigned by the Company to any corporation or other business entity that succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company and that assumes the Company's obligations under this Agreement. The terms and conditions of this Agreement will inure to the benefit of and be binding upon any successor to the business of the Company and Employee's heirs and legal representatives.

5.4. AMENDMENTS; WAIVERS. Amendments, waivers, demands, consents and approvals under this Agreement must be in writing and designated as such. No failure or delay in exercising any right will be deemed a waiver of such right.

5.5. INTEGRATION. This Agreement is the entire agreement between the parties pertaining to its subject matter, and supersedes all prior agreements and understandings of the parties in connection with such subject matter.

5.6. GOVERNING LAW. This Agreement is to be interpreted in accordance with the laws of the State of Oregon.

5.7. HEADINGS. Headings of sections are for convenience only and are not a part of this Agreement.

5.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which constitute one agreement.

5.9. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of each party and such party's respective heirs, personal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any other person.

5.10. INTERPRETATION. This Agreement is to be construed as a whole and in accordance with its fair meaning. Any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived.

5.11. TIME IS OF THE ESSENCE. Time is of the essence in the performance of each and every term, provision and covenant in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         "Company"

                                         CORILLIAN CORPORATION

                                         By ____________________________

                                         Its ___________________________

                                         "Employee"
                                         _______________________________